Exhibit 32.1
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, Rory J. Cutaia, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that
1.
the quarterly report on Form 10-Q of bBooth, Inc. for the quarterly period ended June 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of bBooth, Inc.
August 14, 2015
/s/ Rory Cutaia
Rory J. Cutaia
President, Secretary, Treasurer, Chief Executive Officer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer